As filed with the Securities and Exchange Commission on February 6, 2015
Registration No. 333-200388

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________________________________________
Amendment No. 4
to
FORM S-4
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
______________________________________________________________________________________________________

The E.W. Scripps Company
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	2711 (Primary Standard Industrial Classification Code Number)	31-1223339 (IRS Employer Identification Number)

312 Walnut Street Cincinnati, Ohio, 45202 (513) 977-3000 (Address including zip code, and telephone number, including area code, of Registrants principal executive offices)
William Appleton, Esq.
312 Walnut Street, 28th Floor
Cincinnati, Ohio 45202
(513) 977-3997
(Address, including zip code, and telephone number, including area code, of agent of service)

Russell E. Ryba, Esq. Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, WI 53202-5306 (414) 297-5668	Steven H. Goldberg, Esq. Baker & Hostetler LLP 45 Rockefeller Plaza New York, NY 10111-0100 (212) 589-4219	Mary Hill Taibl, Esq. Senior Vice President, General Counsel, Secretary and Chief Compliance Officer Journal Communications, Inc. 333 West State Street Milwaukee, WI 53203 (414) 224-2000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement is declared effective and all other conditions to the transactions contemplated by the Master Transaction Agreement, dated as of July 30, 2014, described in the enclosed Joint Proxy Statement/Prospectus have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company “in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐
If applicable, place an “X” in the box to designate the appropriate rule provision relied upon in conducting this transaction.

Exchange Act Rule 13e- 4(i) (Cross-Border Issuer Tender Offer)          ☐
Exchange Act Rule 14d- 1(d) (Cross-Border Third-Party Tender Offer)     ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Amendment No. 4 to the Registration Statement of The E. W. Scripps Company on Form S-4 (Registration No. 333-200388) originally filed with the Securities and Exchange Commission on November 20, 2014, as amended by Amendment No. 1 filed on December 23, 2014, Amendment No. 2 filed on January 16, 2015 and Amendment No. 3 filed on January 28, 2015, is being filed for the sole purpose of filing Exhibits 8.1 (and the related consent included therein as Exhibit 23.8) and 8.2 (and the related consent included therein as Exhibit 23.9) and updating the Exhibit Index accordingly. This Amendment No. 4 does not relate to the contents of the joint proxy statement/prospectus that forms a part of the Registration Statement, and, accordingly, the joint proxy statement/prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Section 1701.13 of the Ohio Revised Code provides that a corporation may indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (a “derivative action”), in which such person is made a party by reason of the fact that the person is or was a director or officer of the corporation, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the director or officer seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s code of regulations, a disinterested director vote, a shareholder vote, an agreement or otherwise.

Under Ohio law, directors are entitled to advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.

Scripps' articles of incorporation provide that, to the fullest extent authorized or permitted by Ohio law, as now in effect (as summarized above) or as amended, it will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of it, or by reason of the fact that a director or officer of it is or was serving, at its request, as an officer, director, employee, trustee or agent of another corporation or enterprise, including service with respect to employee benefit plans maintained or sponsored by it. Any amendment of this provision will not reduce the Scripps indemnification obligations relating to actions taken before such amendment. The articles also provide that Scripps shall pay, to the fullest extent permitted by Ohio law, expenses incurred by a director or officer in defending any proceeding in advance of its final disposition.

In addition, under the master transaction agreement, Registrant will indemnify and hold harmless all past and present directors and officers of Journal Communications, Inc. and its subsidiaries following the closing of the transactions to the maximum extent permitted under applicable law in connection with any actual or threatened claim, suit, or other action and any losses, claims, damages, costs, judgments, fines, penalties and other amounts paid in settlement in connection with any such claim, suit, or other action, for acts or omissions occurring at or prior to such closing (including for acts or omissions occurring in connection with the transactions contemplated by the master transaction agreement), and advance such person his or her legal and other expenses, subject to an undertaking by such person to reimburse such expenses in the event that it is ultimately determined that such person is not entitled to be indemnified.

Item 21. Exhibits and Financial Statement Schedules.

(a)A list of the exhibits included as part of this registration statement is set forth on the index of exhibits immediately preceding such exhibits and is incorporated herein by reference.

(b)All schedules for which provision is made in the applicable accounting regulations of the SEC have been omitted because they are not required, amounts which would otherwise be required to be shown with respect to any item are not material, are inapplicable or the required information has already been provided elsewhere in the registration statement.

Item 22. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

(1)
The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)
The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)
The undersigned registrant hereby undertakes to respond to any request for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f)
The undersigned registrant hereby undertakes to supply by means of a post- effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on February 6, 2015.

THE E. W. SCRIPPS COMPANY

By:     /s/ Richard A. Boehne
Name:     Richard A. Boehne
Title:     Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on February 6, 2015.

Signature	Title

/s/ Richard A. Boehne	Chairman, President and Chief Executive Officer
Richard A. Boehne	(Principal Executive Officer)

/s/ Timothy M. Wesolowski	Senior Vice President and Chief Financial Officer
Timothy M. Wesolowski	(Principal Executive Officer)

/s/ Douglas F. Lyons	Vice President and Controller
Douglas F. Lyons	(Chief Accounting Officer)

*	Director
Kelly P. Conlin

*	Director
John W. Hayden

*	Director
Anne M. La Dow

*	Director
Roger L. Ogden

*	Director
Mary Peirce

*	Director
J. Marvin Quin

*	Director
Paul K. Scripps

*	Director
Kim Williams

*William Appleton, by signing his name hereto, does sign this registration statement on behalf of the persons indicated above pursuant to the powers of attorney duly executed by such persons and filed as an exhibit to this registration statement.

By:     /s/ William Appleton
William Appleton, under power of attorney dated November 4, 2014.

EXHIBIT INDEX

Exhibit Number	Description	Form	File Number	Exhibit	Report Date

2.1
Master Transaction Agreement, dated as of July 30, 2014, by and among The E. W. Scripps Company, Scripps Media, Inc., Desk Spinco, Inc., Scripps NP Operating, LLC (f/k/a Desk NP Operating, LLC), Desk NP Merger Co., Desk BC Merger, LLC, Journal Communications, Inc., Boat Spinco, Inc., Boat NP Merger Co., and Journal Media Group, Inc. (f/k/a Boat NP Newco, Inc.) (attached as Annex A to the joint proxy statement/prospectus which is a part of this Registration Statement) ***

3.1	Amended Articles of Incorporation of The E. W. Scripps Company	8-K	000-16914	3 (i)	2/17/2009
3.2	Amended and Restated Code of Regulations of The E. W. Scripps Company	8-K	000-16914	3.02	5/10/2007
3.3	Form of Amendment to Articles of Incorporation of the E. W. Scripps Company (attached as Annex B to the joint proxy statement/prospectus which is part of this Registration Statement)
5.1	Opinion of Baker & Hostetler LLP as to the validity of the securities being registered **
8.1	Opinion of Baker & Hostetler LLP regarding certain federal income tax matters
8.2	Opinion of Foley & Lardner LLP regarding certain federal income tax matters
10.1	Employment Agreement between The E.W. Scripps Company and Richard A. Boehne	8-K	000-16914	10.66	2/15/2011
10.2	Amendment to Employment Agreement, dated as of November 4, 2014, by and between The E.W. Scripps Company and Richard A. Boehne	8-K	000-16914	10.1	11/4/2014
10.3	Scripps Family Agreement dated October 15, 1992	8-K	000-16914	1	10/15/1992
10.4	Amendments to the Scripps Family Agreement **
10.5	Amendments to the Scripps Family Agreement	8-K	000-16914	10.57A	5/8/2008
10.6	Amendments to the Scripps Family Agreement **
10.7	Amendments to the Scripps Family Agreement **
10.8	Amended and Restated Revolving Credit and Term Loan Agreement dated as of November 26, 2013	8-K	000-16914	10.80	11/26/2013
21.1	Subsidiaries of The E. W. Scripps Company	10-K	000-16914	21.00	3/4/2014
23.1	Consent of Deloitte & Touche LLP, independent public accounting firm of The E. W. Scripps Company **
23.2	Consent of Deloitte & Touche LLP, independent public accounting firm of Scripps Newspapers **
23.3	Consent of PricewaterhouseCoopers, LLP, independent accountants of Journal Communications, Inc. **
23.4	Consent of PricewaterhouseCoopers, LLP, independent accountants of JRN Newspapers **
23.5	Consent of BDO USA, LLP, independent auditors of combined financial statements of WKBW-TV and WMYD-TV **
23.6	Consent of KPMG LLP, independent auditors of NewsChannel 5 Network, LLC **
23.7	Consent of Baker & Hostetler LLP (included in the opinion filed as Exhibit 5.1 to this registration statement) **
23.8	Consent of Baker & Hostetler LLP (included in the opinion filed as Exhibit 8.1 to this registration statement)

23.9	Consent of Foley & Lardner LLP (included in the opinion filed as Exhibit 8.2 to this registration statement)
24.1	Power of Attorney of the Directors of The E. W. Scripps Company **
99.1	Form of Proxy Card to be used by holders of Common Voting Shares of The E. W. Scripps Company **
99.2	Form of Proxy Card to be used by holders of Class A and Class B Common Stock of Journal Communications, Inc. **
99.3	Consent of Wells Fargo Securities, financial advisor to The E.W. Scripps Company **
99.4	Consent of Methuselah Advisors **
99.5	Consents of persons named to become directors of Journal Media Group, Inc. upon consummation of the transactions **
99.6	Amended and Restated Articles of Incorporation of Journal Media Group, Inc. effective December 5, 2014 **
99.7	Bylaws of Journal Media Group, Inc. effective December 5, 2014 **

**	Previously filed.
***
The schedules, exhibits and similar attachments to the master transaction agreement are not being filed herewith. The Registrant agrees to furnish supplementally a copy of all such schedules and exhibits to the Securities and Exchange Commission upon request.